Contacts:

Media	Investors
Brad Bishop 574-372-4291 bradley.bishop@zimmer.com	Marc Ostermann 574-371-8515 marc.ostermann@zimmer.com	Sam Leno 574-372-4790 sam.leno@zimmer.com

Zimmer Holdings Names Stuart M. Essig to Board of Directors

(WARSAW, IN) March 22, 2005—Zimmer Holdings, Inc. (NYSE and SWX: ZMH), a leader in the orthopaedics industry, announced today that Stuart M. Essig, President and Chief Executive Officer of Integra LifeSciences Holdings Corporation, has been elected to the Company’s Board of Directors.

Mr. Essig has served as President and Chief Executive Officer and a director of Integra LifeSciences since December 1997. Before joining Integra LifeSciences, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had 10 years of diverse health care experience at Goldman Sachs serving as a senior mergers and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients.

“We are delighted that Stuart Essig, with his management achievements, his experience in advanced medical devices, and his background in mergers and acquisitions, has agreed to join our Board of Directors,” said Ray Elliott, Zimmer Chairman, President and Chief Executive Officer. “Stuart has led Integra LifeSciences into several growth areas and we look forward to his guidance and counsel as Zimmer addresses its future.”

Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago Graduate School of Business. In addition to serving on the Integra LifeSciences board, Mr. Essig serves on the Board of Directors of St. Jude Medical Corporation and AdvaMed (the Advanced Medical Technology Association).

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. In October 2003, the Company finalized its acquisition of Centerpulse AG, a Switzerland-based orthopaedics company and the leader in the European reconstructive market. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.

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Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.